Exhibit 99.1

Jack in the Box Inc. Reports First Quarter FY 2020 Earnings; Reaffirms Fiscal 2020 Guidance; Declares Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--February 19, 2020--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the first quarter ended January 19, 2020.

Increase/(Decrease) in same-store sales:

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Company	2.9%	0.5%
Franchise	1.6%	(0.1)%
System	1.7%	(0.1)%

Jack in the Box® system same-store sales increased 1.7 percent for the quarter. Company same-store sales increased 2.9 percent in the first quarter driven by average check growth of 2.6 percent and transaction growth of 0.3 percent.

Lenny Comma, chairman and chief executive officer, said, "Our same-store sales growth in the first quarter resulted from guests continuing to respond favorably to our breadth of promotions, including compelling bundles at competitive price points and innovation on products guests crave. Looking to the remainder of 2020, we reiterate our annual targets as we leverage this strategy and continue making progress on our strategic initiatives and long-term goals. We remain committed to improving the guest experience through operations consistency and reducing wait times, targeting investments designed to maximize our returns, and serving indulgent food our guests crave."

Earnings from continuing operations were $7.9 million, or $0.33 per diluted share, for the first quarter of fiscal 2020 compared with $31.1 million, or $1.19 per diluted share, for the first quarter of fiscal 2019.

Operating Earnings Per Share(1), a non-GAAP measure, were $1.17 in the first quarter of fiscal 2020 compared with $1.35 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Diluted earnings per share from continuing operations – GAAP	$0.33	$1.19
Restructuring charges	0.03	0.17
Gains on the sale of company-operated restaurants	(0.05)	(0.01)
Gain on sale of corporate office building	(0.33)	—
Pension settlement charge	1.18	—
Tax deficiency from share-based compensation arrangements	0.01	—
Operating Earnings Per Share – non-GAAP	$1.17	$1.35

Adjusted EBITDA(2), a non-GAAP measure, was $76.6 million in the first quarter of fiscal 2020 compared with $83.0 million for the prior year quarter. Excluded from Operating Earnings per Share(1) and Adjusted EBITDA(2) were two non-recurring items: a one-time non-cash pension settlement charge of approximately $38.6 million related to the partial settlement of the company's pension plan, which reduces the company's benefit obligation and subsequently the risk associated with the company's pension plan, and the sale of one of the company's corporate office buildings, which resulted in a gain of approximately $10.8 million.

Restaurant-Level Margin(3), a non-GAAP measure, decreased by 140 basis points to 24.8 percent of company restaurant sales in the first quarter of fiscal 2020 from 26.2 percent a year ago. The decrease was due primarily to commodity and wage inflation, partially offset by the benefit of lower maintenance and repairs expenses. Food and packaging costs, as a percentage of company restaurant sales, increased 100 basis points in the quarter driven by higher ingredient costs, which were partially offset by menu price increases. Commodity costs increased 4.9 percent in the quarter as compared with the prior year.

Franchise-Level Margin(3), a non-GAAP measure, as a percentage of total franchise revenues, was 38.5 percent in the first quarter of fiscal 2020. This is the first quarter reflecting adoption of ASC 842, the new lease accounting standard, which resulted in grossing up franchise rental revenues by approximately $12.8 million and franchise occupancy expenses by approximately $13.3 million in the first quarter. Without these adjustments, Franchise-Level Margin(3) would have been 41.4 percent. This compares with 42.6 percent in the prior year quarter. Franchise-Level Margin(3) decreased by $2.2 million in the quarter, primarily driven by an increase in franchisee bad debt expense, which increased franchise support and other costs.

Consistent with prior guidance, SG&A for the full year is expected to be 8.0 percent to 8.5 percent of revenues, and G&A, which excludes advertising, is expected to be 1.7 percent to 1.9 percent of system-wide sales. In the first quarter of fiscal 2020, however, both SG&A and G&A expenses were elevated outside this guidance range, driven by G&A increases. As a percentage of system-wide sales, G&A was 2.1 percent in the first quarter of fiscal 2020 compared with 1.6 percent in the 2019 quarter. The $6.0 million increase in G&A, which excludes advertising, was primarily driven by:

  $3.8 million related to litigation settlements;
  a $3.0 million increase in incentive compensation; and
  a $2.8 million increase in other G&A primarily driven by a decrease in transition services income resulting from the sale of Qdoba(4).

These increases were partially offset by:

  mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $3.5 million year-over-year decrease in G&A.

Advertising costs, which are included in SG&A, decreased $1.9 million in the first quarter due to incremental spending in the prior year quarter. In the first quarter of fiscal 2020, SG&A expenses increased by $4.2 million and were 9.2 percent of revenues compared with 8.3 percent in the prior year quarter.

Impairment and other charges, net, decreased $17.0 million in the first quarter. The decrease was due primarily to a $10.8 million gain related to the sale of one of the company's corporate office buildings. In addition, restructuring charges, which are included in Impairment and other charges, net, in the accompanying condensed consolidated statements of earnings, decreased $4.8 million in the quarter.

Interest expense, net, increased by $2.6 million in the first quarter driven by higher amortization of deferred financing fees related to the refinancing of the company's senior credit facility and higher debt balances.

The effective tax rate for the first quarter of fiscal 2020 was 28.4 percent. Excluding non-recurring impacts of restructuring, gains on the sale of company-owned restaurants and one of the company's corporate office buildings, share-based compensation, and pension settlements, the effective tax rate in the first quarter was 26.7 percent.

Capital Allocation

The company repurchased approximately 1.9 million shares of its common stock in the first quarter of fiscal 2020 at an average price of $81.41 per share for an aggregate cost of $153.5 million. This leaves approximately $122 million remaining under share repurchase programs authorized by its Board of Directors, consisting of $22 million remaining that expire in November 2020 and approximately $100 million remaining that expire in November 2021.

The company also announced today that on February 18, 2020, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on March 17, 2020, to shareholders of record at the close of business on March 3, 2020.

Guidance

This release includes forward-looking guidance for certain non-GAAP financial measures, including Restaurant-Level Margin and Adjusted EBITDA. The company is unable without unreasonable effort to provide reconciliations of these forward-looking non-GAAP measures.

Reaffirming Fiscal Year 2020 Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 27, 2020, and is consistent with prior guidance. Fiscal 2020 and fiscal 2019 are 52-week years, with 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters.

  System same-store sales growth of approximately 1.5 to 3.0 percent.
  Restaurant-Level Margin of approximately 25.0 percent of company restaurant sales, which includes expected commodity cost inflation of approximately 4.0 percent, and high-single-digit wage inflation.
  SG&A as a percentage of revenues of approximately 8.0 to 8.5 percent.
  G&A as a percentage of system-wide sales of approximately 1.7 to 1.9 percent.
  Approximately 25 to 35 new restaurants opening system-wide, substantially all of which will be franchise locations.
  Capital expenditures and tenant improvement allowances of approximately $45 to $55 million, collectively, excluding purchases of assets held for sale and leaseback.
  Tax rate of approximately 26.0 to 27.0 percent, subject to fluctuations arising from the impact of excess tax benefits from share-based compensation arrangements.
  Adjusted EBITDA of approximately $265 to $275 million.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, February 20, 2020, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on February 20, 2020.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, gain on sale of corporate office building, pension settlement charge, and the tax deficiencies/excess tax benefits from share-based compensation arrangements. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, the amortization of franchise tenant improvement allowances and settlement charges. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

(4) In the first quarter of fiscal 2018, the company entered into a definitive agreement to sell Qdoba Restaurant Corporation ("Qdoba"), a wholly owned subsidiary of the company, to certain funds managed by affiliates of Apollo Global Management, LLC. The transaction closed on March 21, 2018. After entering a Transition Services Agreement, services were provided to Qdoba at cost for a period of up to 12 months, with two 3-month extensions available for certain services. As of September 21, 2019, the company is no longer providing transition services to Qdoba.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Revenues:
Company restaurant sales	$105,364	$102,832
Franchise rental revenues	96,084	83,890
Franchise royalties and other	52,466	52,250
Franchise contributions for advertising and other services	53,759	51,814
	307,673	290,786
Operating costs and expenses, net:
Company restaurant costs (excluding depreciation and amortization):
Food and packaging	31,348	29,616
Payroll and employee benefits	31,890	30,274
Occupancy and other	15,958	16,013
Total company restaurant costs	79,196	75,903
Franchise occupancy expenses	64,517	50,713
Franchise support and other costs	4,676	2,845
Franchise advertising and other services expenses	55,224	54,270
Selling, general and administrative expenses	28,248	24,083
Depreciation and amortization	16,728	17,169
Impairment and other charges, net	(9,291)	7,698
Gains on the sale of company-operated restaurants	(1,575)	(219)
	237,723	232,462
Earnings from operations	69,950	58,324
Other pension and post-retirement expenses, net	38,978	456
Interest expense, net	19,942	17,374
Earnings from continuing operations and before income taxes	11,030	40,494
Income taxes	3,133	9,373
Earnings from continuing operations	7,897	31,121
Earnings from discontinued operations, net of taxes	—	2,977
Net earnings	$7,897	$34,098

Net earnings per share - basic:
Earnings from continuing operations	$0.33	$1.20
Earnings from discontinued operations	—	0.11
Net earnings per share (1)	$0.33	$1.32
Net earnings per share - diluted:
Earnings from continuing operations	$0.33	$1.19
Earnings from discontinued operations	—	0.11
Net earnings per share (1)	$0.33	$1.31
Weighted-average shares outstanding:
Basic	23,741	25,907
Diluted	23,936	26,128

Dividends declared per common share	$0.40	$0.40

___________________________

(1) Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	January 19, 2020	September 29, 2019
ASSETS
Current assets:
Cash	$19,914	$125,536
Restricted cash	18,372	26,025
Accounts and other receivables, net	53,576	45,235
Inventories	2,029	1,776
Prepaid expenses	13,665	9,015
Current assets held for sale	7,760	16,823
Other current assets	3,037	2,718
Total current assets	118,353	227,128
Property and equipment:
Property and equipment, at cost	1,155,356	1,176,241
Less accumulated depreciation and amortization	(793,851)	(784,307)
Property and equipment, net	361,505	391,934
Other assets:
Operating lease right-of-use asset	884,213	—
Intangible assets, net	37	425
Goodwill	46,747	46,747
Deferred tax assets	66,675	85,564
Other assets, net	212,783	206,685
Total other assets	1,210,455	339,421
	$1,690,313	$958,483
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$13,786	$774
Current operating lease liabilities	158,779	—
Accounts payable	23,467	37,066
Accrued liabilities	118,289	120,083
Total current liabilities	314,321	157,923
Long-term liabilities:
Long-term debt, net of current maturities	1,262,737	1,274,374
Long-term operating lease liabilities, net of current portion	767,819	—
Other long-term liabilities	186,589	263,770
Total long-term liabilities	2,217,145	1,538,144
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,255,912 and 82,159,002 issued, respectively	823	822
Capital in excess of par value	483,739	480,322
Retained earnings	1,572,586	1,577,034
Accumulated other comprehensive loss	(88,995)	(140,006)
Treasury stock, at cost, 59,646,773 and 57,760,573 shares, respectively	(2,809,306)	(2,655,756)
Total stockholders’ deficit	(841,153)	(737,584)
	$1,690,313	$958,483

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Cash flows from operating activities:
Net earnings	$7,897	$34,098
Earnings from discontinued operations	—	2,977
Earnings from continuing operations	7,897	31,121
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	16,728	17,169
Amortization of franchise tenant improvement allowances and other	1,151	530
Deferred finance cost amortization	1,755	704
Tax deficiency (excess tax benefit) from share-based compensation arrangements	196	(50)
Deferred income taxes	2,010	(783)
Share-based compensation expense	3,184	1,909
Pension and postretirement expense	38,978	456
(Gains) losses on cash surrender value of company-owned life insurance	(3,374)	2,863
Gains on the sale of company-operated restaurants	(1,575)	(219)
(Gains) losses on the disposition of property and equipment, net	(10,437)	635
Non-cash operating lease costs	(7,668)	—
Impairment charges and other	—	387
Changes in assets and liabilities, excluding dispositions:
Accounts and other receivables	(5,619)	(3,154)
Inventories	(253)	(232)
Prepaid expenses and other current assets	(4,957)	6,224
Accounts payable	(7,984)	6,365
Accrued liabilities	(1,558)	(16,298)
Pension and postretirement contributions	(2,025)	(2,111)
Franchise tenant improvement allowance distributions	(3,682)	(3,247)
Other	(80)	(4,668)
Cash flows provided by operating activities	22,687	37,601
Cash flows from investing activities:
Purchases of property and equipment	(7,202)	(11,183)
Proceeds from the sale of property and equipment	20,618	270
Proceeds from the sale and leaseback of assets	17,373	—
Proceeds from the sale of company-operated restaurants	1,575	133
Collections on notes receivable	—	6,517
Cash flows provided by (used in) investing activities	32,364	(4,263)
Cash flows from financing activities:
Borrowings on revolving credit facilities	—	114,298
Repayments of borrowings on revolving credit facilities	—	(117,300)
Principal repayments on debt	(198)	(10,907)
Debt issuance costs	(216)	(17)
Dividends paid on common stock	(9,412)	(10,305)
Proceeds from issuance of common stock	184	114
Repurchases of common stock	(155,576)	(14,362)
Change in book overdraft	—	9,234
Payroll tax payments for equity award issuances	(3,108)	(2,498)
Cash flows used in financing activities	(168,326)	(31,743)
Net (decrease) increase in cash and restricted cash	(113,275)	1,595
Cash and restricted cash at beginning of period	151,561	2,705
Cash and restricted cash at end of period	$38,286	$4,300

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Revenues:
Company restaurant sales	34.2%	35.4%
Franchise rental revenues	31.2%	28.8%
Franchise royalties and other	17.1%	18.0%
Franchise contributions for advertising and other services	17.5%	17.8%
Total revenues	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	29.8%	28.8%
Payroll and employee benefits (1)	30.3%	29.4%
Occupancy and other (1)	15.1%	15.6%
Total company restaurant costs (1)	75.2%	73.8%
Franchise occupancy expenses (2)	67.1%	60.5%
Franchise support and other costs (3)	8.9%	5.4%
Franchise advertising and other services expenses (4)	102.7%	104.7%
Selling, general and administrative expenses	9.2%	8.3%
Depreciation and amortization	5.4%	5.9%
Impairment and other charges, net	(3.0)%	2.6%
Gains on the sale of company-operated restaurants	(0.5)%	(0.1)%
Earnings from operations	22.7%	20.1%
Income tax rate (5)	28.4%	23.1%

____________________________

(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (dollars in thousands):

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Company-owned restaurant sales	$105,364	$102,832
Franchised restaurant sales (1)	979,345	959,960
System sales (1)	$1,084,709	$1,062,792

____________________________

(1)

Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales.  We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)

	2020			2019
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	137	2,106	2,243	137	2,100	2,237
New	—	11	11	—	9	9
Refranchised	—	—	—	—	—	—
Closed	—	(10)	(10)	—	(5)	(5)
End of period	137	2,107	2,244	137	2,104	2,241
% of system	6%	94%	100%	6%	94%	100%

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the gain on sale of corporate office building, the pension settlement charge, and the tax deficiency/excess tax benefit from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity prior to fiscal year 2019. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Diluted earnings per share from continuing operations – GAAP	$0.33	$1.19
Restructuring charges	0.03	0.17
Gains on the sale of company-operated restaurants	(0.05)	(0.01)
Gain on sale of corporate office building	(0.33)	—
Pension settlement charge	1.18	—
Tax deficiency from share-based compensation arrangements	0.01	—
Operating earnings per share - non-GAAP	$1.17	$1.35

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, pension settlement charge, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization and the amortization of franchise tenant improvement allowances. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Net earnings - GAAP	$7,897	$34,098
Earnings from discontinued operations, net of taxes	—	(2,977)
Income taxes	3,133	9,373
Interest expense, net	19,942	17,374
Pension settlement charge	38,606	—
Gains on the sale of company-operated restaurants	(1,575)	(219)
Impairment and other charges, net	(9,291)	7,698
Depreciation and amortization	16,728	17,169
Amortization of franchise tenant improvement allowances and other	1,151	530
Adjusted EBITDA – non-GAAP	$76,591	$83,046

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	16 Weeks Ended
	January 19, 2020	January 20, 2019
Earnings from operations - GAAP	$69,950	$58,324
Franchise rental revenues	(96,084)	(83,890)
Franchise royalties and other	(52,466)	(52,250)
Franchise contributions for advertising and other services	(53,759)	(51,814)
Franchise occupancy expenses	64,517	50,713
Franchise support and other costs	4,676	2,845
Franchise advertising and other services expenses	55,224	54,270
Selling, general and administrative expenses	28,248	24,083
Impairment and other charges, net	(9,291)	7,698
Gains on the sale of company-operated restaurants	(1,575)	(219)
Depreciation and amortization	16,728	17,169
Restaurant-Level Margin- Non-GAAP	$26,168	$26,929

Company restaurant sales	$105,364	$102,832

Restaurant-Level Margin % - Non-GAAP	24.8%	26.2%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	16 Weeks Ended
	January 19, 2020	January 20, 2019 (1)
Earnings from operations - GAAP	$69,950	$58,324
Company restaurant sales	(105,364)	(102,832)
Food and packaging	31,348	29,616
Payroll and employee benefits	31,890	30,274
Occupancy and other	15,958	16,013
Selling, general and administrative expenses	28,248	24,083
Impairment and other charges, net	(9,291)	7,698
Gains on the sale of company-operated restaurants	(1,575)	(219)
Depreciation and amortization	16,728	17,169
Franchise-Level Margin - Non-GAAP	$77,892	$80,126

Franchise rental revenues	$96,084	$83,890
Franchise royalties and other	52,466	52,250
Franchise contributions for advertising and other services	53,759	51,814
Total franchise revenues	$202,309	$187,954

Franchise-Level Margin % - Non-GAAP	38.5%	42.6%
(1)

During the first quarter of 2020, the Company changed its presentation of Non-GAAP Franchise-Level Margin to include "amortization of franchise tenant improvement allowances and other" in its definition thereof. The prior period has been recast to conform to current year presentation.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683